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                        INTEGRITY LIFE INSURANCE COMPANY
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202


                                Swap Transaction


                                                                   April 24,1998

312 Certificate Company
515 West Market Street, 8th Floor
Louisville. Kentucky 40202
Attn: Robert L. Maddox
Tel:  (502) 582-7903

Re:    SWAP TRANSACTION

Dear Sir or Madam:

         The purpose of this Confirmation is to set forth the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement specified below.

         The definitions and provisions contained in the 1991 ISDA
Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 24, 1998, as amended and supplemented from time to time (the "Agreement") between Integrity Life Insurance Company ("Part A") and 312 Certificate Company ("Part B"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

     Notional Amount:    the average daily "Invested Amount" under and as
                         defined in the Face Amount Certificate Agreement.

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Trade Date:              April 24, 1998

Effective Date:          April 24, 1998

Termination Date:        April 22, 1999, PROVIDED, that the Termination Date
                         shall be automatically extended for a period of 364 days on each Termination Date then in effect unless
                         Party B shall otherwise request that such extension not occur, which request shall only be effective if consented to in writing by the Agent.

Calculation Period:      Each "Settlement Period" under and as defined in the
                         Face Amount Certificate Agreement.

Floating Amounts

     A.   Floating Rate Payer:     Part A

          Party A Payment Dates:   Each "Settlement Date" under and as defined
                                   in the Face Amount Certificate Agreement or following notice from Party B or the Agent that an "Amortization Event" or the first anniversary of the commencement of the "Amortization Period" (in each case as such terms are defined in the Face Amount
                                   Certificate Agreement) has occurred, then upon the written request of the Agent, each Business Day thereafter.

          Party A Floating Amount: The amount equal to the greater of (a) the product of (i) the average daily outstanding
                                   "Invested Amount" under and as defined in the Face Amount Certificate Agreement during the most recently ended Settlement Period or on such Business Day, as applicable, and
                                   (ii) the sum of (x) the applicable One-Month
                                   LIBOR under and as determined in accordance with the terms of the Face Amount Certificate Agreement for the Settlement Period most recently ended or on each day since the last Party A Payment Date (under this clause A.), as applicable and (y) 0.25% per annum, or (b) the aggregate amount payable to or for the account of Party B, the Portfolio Manager, the Custodian or the Agent, for its benefit or the benefit of the Certificateholders, for application to any obligations of Party B described in clauses
                                   (1) through (4), (6) and (8) of subsection
                                   5(b) of the Investment Management


                                        2

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                                   Agreement on such Settlement Date or
                                   Business Day, as applicable.

                                   Provided however, that the Party A Floating
                                   Payment Dates and the Party A Floating
                                   Amount described above are subject to
                                   Section 3 below.

     B.   Floating Rate Payer:     Party A

          Party A Payment Dates:   The last Business Day of each calendar week.

          Party A Floating Amount: (a) If the ratio, expressed as a percentage and determined as of the last Business Day of the preceding calendar week (such percentage, the "Value Percentage"), of (i) the sum of the aggregate Fair Market Value of the Portfolio on such date plus any free cash balances on deposit in the Custodial Account on such date, to (ii) the outstanding "Invested Amount" under and as defined in the Face Amount Certificate Agreement on such date, is less than 97.0%, then an amount equal to the "Shortfall Amount" under and as defined in the Investment Management Agreement, or (b) if the Value Percentage is greater than or equal to 97.0%, then zero.

                                   Provided, however, that the Party A Floating
                                   Payment Dates and the Party A Floating
                                   Amount described above are subject to
                                   Section 3 below.

     C.   Floating, Rate Payer:    Party B


          Party B Payment Dates:   Each "Settlement Date" under and as defined
                                   in the Face Amount Certificate Agreement or following notice from Party B or the Agent that an "Amortization Event" or the first anniversary of the commencement of the "Amortization Period" (in each case as such terms are defined in the Face Amount
                                   Certificate Agreement) has occurred, then upon the written request of the Agent, each Business Day thereafter.


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          Party B Floating Amount: The amount equal to the sum of (x) the amount of Book Income for the Settlement Period most recently ended or on each day since the last Party B Payment Date. MINUS (y) the aggregate amount payable to or for the account of the Portfolio Manager for application to any obligations of Party B described in clause (9) of subsection 5(b) of the Investment Management Agreement.

                                   Provided, however, that the Party B Floating
                                   Payment Dates and the Party B Floating
                                   Amount described above are subject to
                                   Section 3 below.

3. If an Early Termination Date occurs the provisions of Section 6(e)(i) and 6(e)(ii) of the Agreement will not apply to this Transaction. In addition to the foregoing and without prejudice to either party's rights under the succeeding sentence, neither party hereto shall have the right to terminate this Agreement pursuant to Section 6(a) or 6(b) of the Agreement, notwithstanding the fact that an Event of Default or Termination Event may exist. Upon the occurrence of (i) a "Liquidation Event" of the type described in clause (viii) of the definition of such term in the Face Amount Certificate Agreement or (ii) the first anniversary of the commencement of the "Amortization Period" under and as defined in the Face Amount Certificate Agreement, then upon the Agent or Party B's delivery of notice to Party A, the parties hereto shall make the following payments:

          Party A Final Settlement
          Payment Amount:          The amount equal to the greater of (a) the
                                   product of (i) the average daily outstanding
                                   "Invested Amount" under and as defined in the Face Amount Certificate Agreement during the period from the later of the last Party
                                   A Payment Date referred to in clause "A" above or the last day of the most recently ended Settlement Period (such period, the "Final Settlement Period") and (ii) the sum of (x) the applicable One-Month LIBOR under and as determined in accordance with the terms of the Face Amount Certificate
                                   Agreement for the Final Settlement Period and (y) 0.25% per annum, and (b) the aggregate amount payable to or for the account of Party B, the Portfolio Manager, the Custodian or the Agent, for its benefit or the benefit of the Certificateholders, for application to any obligations of Party
                                   B described in clauses (1) through (6) and
                                   (8) of subsection 5(b) of the Investment
                                   Management Agreement on such date.


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          Party B Final Settlement
          Payment Amount:          An amount equal to the excess of (x) the sum
                                   of the aggregate Fair Market Value of the Portfolio on such date plus any free cash balances on deposit in the Custodial Account on such date, MINUS (y) the aggregate amount payable to or for the account of the Portfolio Manager for application to any obligations of Party B described in clause
                                   (9) of subsection 5(b) of the Investment
                                   Management Agreement on such date.

Upon payment of the Party A Final Settlement Payment Amount in full, Party A shall be discharged from all further and future obligations (except for obligations which were due on or prior to the happening of the above event) hereunder without affecting the obligations of Party B hereunder

4.   Condition Precedent

Section 2(a)(iii) of the Agreement shall apply in respect of the obligations of Party B but shall not apply in respect of the obligations of the Party A. Instead, the following shall apply in respect of the obligations of Party A:

"Party A shall pay all Party A Floating Amounts and the Party A Final Settlement Payment Amount, any unpaid amounts payable by it and any other amounts due in respect of this Transaction to Party B promptly when due and, notwithstanding the fact that at any time Party B fails to make any payment due to Party A in respect of this Transaction."

5.   Netting


Notwithstanding anything to the contrary set forth in the Agreement (including
Section 2(c) thereof). Party A shall not be permitted to net or offset the amount of the Party B Final Settlement Amount against its obligations hereunder in order to reduce the amount of the Party A Final Settlement Amount Payable on any date.

6.   Account Details

     Payments to Party A:

         Account for payments in USD: The Chase Manhattan Bank
                                      ABA#: 021-000-021
                                      A/C#: 037-2-406926
                                      A/C Name: Integrity Life Concentration


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     Payments to Part B:

     Account for payments in USD:  Bank One, Kentucky, N.A.
                                   ABA#: 044-000-037
                                   A/C#: 98-04-01787
                                   A/C Name: Bank One Custody
                                   For further credit to:
                                   A/C#: 3402824200
                                   A/C Name: 312 Certificate

7.   Additional Definitions

          "BOOK INCOME" means, with respect to any applicable period of time, the sum of the following amounts (i) interest income received in cash during such period with respect to the Portfolio, MINUS (ii) accrued interest on any Security or Short-Term Investment paid in connection with the purchase of such Security or Short-Term Investment by the Issuer during such period, PLUS (iii) accrued income on the Portfolio as of the last day of such period, MINUS (iv) accrued income on the Portfolio as of the day immediately preceding the first day of such period, PLUS (v) correction of any discount on the Portfolio during such period, MINUS (vi) amortization of any premium amounts accrued during such period.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the One-Month LIBOR, any day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

          "CUSTODIAL ACCOUNT" shall have the meaning given to such term in the Face Amount Certificate Agreement.

          "FAIR MARKET VALUE" means, with respect to any Security or Short-Term Investment, at any date, (i) if quotations are then available, the price of such Security on the preceding Business Day, as appearing in, and calculated based on, any regularly published reporting or quotation service price, or (ii) if quotations are not then available, the market value of such Security or Short-Term Investment, as determined by the Portfolio Manager, based on its standard valuation procedures acceptable to the Agent in its reasonable discretion but in the case of both (i) and (ii) excluding the portion of such price or value attributable to the accrued interest or discount with respect to such Security or Short-Term Investment as of such date.

          "ONE-MONTH LIBOR" shall have the meaning given to such term in the Face Amount Certificate.


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          "PORTFOLIO" means the Securities and Short-Term Investments of the
Issuer held from time to time in the Custodial Account.

          "SHORT-TERM INVESTMENTS" shall have the meaning given to such term in the Investment Management Agreement.

          "SECURITY" means indebtedness constituting a debenture, bond, note or other instrument or evidence of indebtedness issued by an obligor or obligors, other than a line of credit or a loan.


8.   Calculations

          All calculations of applicable amounts hereunder shall, to the extent applicable, be calculated based on actual days over a year consisting of 360 days.


                                       6A

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          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

                                         Yours sincerely,

                                         INTEGRITY LIFE INSURANCE COMPANY



                                         By /s/ ILLEGIBLE
                                            -------------------------------
                                              Name: ILLEGIBLE
                                              Title: ILLEGIBLE


Confirmed as of the date first written:

312 CERTIFICATE COMPANY

By: /s/ William D. Morris
    ------------------------------
      Name: William D. Morris
      Title: CEO